Exhibit 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report on Form 10-Q of South Hertfordshire United Kingdom Fund, Ltd. (the “Partnership”) for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Barclay Knapp and Scott E. Schubert, as Directors of Fawnspring Limited, our general partner, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Barclay Knapp
Name:	Barclay Knapp
Title:	Director of Fawnspring Limited, the General Partner of South Hertfordshire United Kingdom Fund, Ltd.*
Date:	August 13, 2003

/s/ Scott E. Schubert
Name:	Scott E. Schubert
Title:	Director of Fawnspring Limited, the General Partner of South Hertfordshire United Kingdom Fund, Ltd.*
Date:	August 13, 2003

     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to us and will be retained by us and furnished to the Securities and Exchange Commission or its staff upon request.

*	We have no Chief Executive Officer or Chief Financial Officer. Barclay Knapp and Scott E. Schubert are Directors of Fawnspring Limited, our General Partner, and are Chief Executive Officer and Chief Financial Officer, respectively, of NTL Incorporated, the indirect parent of Fawnspring Limited.